          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2005
                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            NUVEEN INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                 36-3817266
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

              333 West Wacker Drive                            60606
                Chicago, Illinois                            (Zip Code)
    (Address of Principal Executive Offices)

    Second Amendment and Restatement of the John Nuveen Company 1996 Equity
                              Incentive Award Plan

                            (Full title of the Plan)
        ----------------------------------------------------------------

                             Alan G. Berkshire, Esq.
              Senior Vice President, General Counsel and Secretary
                            Nuveen Investments, Inc.
                              333 West Wacker Drive
                             Chicago, Illinois 60606
                     (Name and address of agent for service)

                                 (312) 917-7700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE       AMOUNT TO BE    PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM               AMOUNT OF
      REGISTERED (1)           REGISTERED (1)      PRICE PER SHARE (2)       AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE
-------------------------     ----------------  -------------------------    ----------------------------   ----------------
Class A Common Stock, $.01    2,353,715 shares          $39.06                        $91,936,107.90           $10,820.88
per value

(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of Class A common stock, par value $.01 per share, which may be issued pursuant to the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan to prevent dilution from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices reported for shares on the New York Stock Exchange on March 4, 2005.

                                EXPLANATORY NOTE

            Pursuant to General Instruction E of Form S-8, this registration statement registers an additional 2,353,715 shares of Class A Common Stock, par value $.01, that may be awarded under the Second Amendment and Restatement of the John Nuveen Company 1996 Equity Incentive Award Plan. Registration Statement No. 333-90420, as filed on June 13, 2002, registered 9,000,000 shares of Class A Common Stock to be issued under the Second Amendment and Restatement of the John Nuveen Company 1996 Equity Incentive Award Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            The contents of the Registration Statement on Form S-8 as filed on June 13, 2002, Registration Statement No. 333-90420, are incorporated by reference into this Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the Class A Common Stock being registered is being passed upon for the Registrant by Alan G. Berkshire, Esq. Senior Vice President, General Counsel and Secretary of the Registrant. At March 1, 2005, Mr. Berkshire owned 40,235 shares of the Class A Common Stock, which includes 6,000 shares held by his spouse and 14,685 shares of unvested restricted stock. Mr. Berkshire also holds unexercised options to purchase an aggregate 688,097 shares (301,000 of which are vested) of Class A Common Stock granted under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan.

ITEM 8.     EXHIBITS.

            The following documents are filed as exhibits to this Registration
Statement:

            Exhibit No.           Description

            4.1 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(b) to the Registration Statement on Form 10-K for the year ended December 31, 2002).

            5                     Opinion of Counsel.

            23.1                  Independent Accountants' Consent.

            23.2                  Consent of Counsel (included in Exhibit 5).

            24.1                  Powers of attorney.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 7th day of March, 2005.

                                         NUVEEN INVESTMENTS, INC.

                                         By: /s/ Alan G. Berkshire
                                             ------------------------------
                                             Alan G. Berkshire,
                                             Senior Vice President, General
                                             Counsel and Secretary

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on March 7, 2005.

              SIGNATURE                                    TITLE

                                             Chairman, Chief Executive Officer
                                             and Director (Principal Executive
                    *                       Officer)
  ------------------------------------
         Timothy R. Schwertfeger

                    *                        President and Director
  ------------------------------------
             John P. Amboian

                    *                        Director
  ------------------------------------
             Willard L. Boyd

                    *                        Director
  ------------------------------------
             Samuel G. Liss

                    *                        Director
  ------------------------------------
              John L. Carl

                    *                        Director
  ------------------------------------
            W. John Driscoll

                                             Director
  ------------------------------------
             Jay S. Fishman

                    *                        Director
  ------------------------------------
            William H. Heyman

                    *                        Director
  ------------------------------------
            Duane R. Kullberg

                                             Director
  ------------------------------------
           Roderick A. Palmore

                    *                        Director
  ------------------------------------
              Jay S. Benet


                                             Senior Vice President, Finance
                                             (Principal Financial and
            /s/ Margaret E. Wilson           Accounting Officer)
  ------------------------------------
           Margaret E. Wilson

            /s/ Alan G. Berkshire
  -------------------------------------
            Alan G. Berkshire
  *As Attorney-in-Fact for each of the
            persons indicated

                                INDEX TO EXHIBITS

Exhibit No.      Description

4.1 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(b) to the Registration Statement on Form 10-K for the year ended December 31,
                 2002).

5                Opinion of Counsel.

23.1             Independent Accountants' Consent.

23.2             Consent of Counsel (included in Exhibit 5).

24.1             Powers of attorney.